Exhibit 99.1

Baylake Corp. Foregoes Dividend

Sturgeon Bay, WI—(February 27, 2008) Baylake Corp. (OTC BB: BYLK) The Board of Directors of Baylake Corp., today announced that they, in consultation with federal and state regulators, have decided to forego the cash dividend on the Company's common stock that historically had been declared and paid during the first quarter of the year.

“We believe that prudent conservation and deployment of our capital is the most important objective to create long term value for our shareholders, ” said Baylake Corp. President and Chief Executive Officer Robert Cera.  “When you consider our growth objectives for 2008 in the context of the current challenging and turbulent economic environment, we believe this capital strategy will provide greater flexibility and opportunity to meet our forecasts for the year.  We have worked very hard to make financial and operational improvements within many areas of the bank during the past twelve months.  We hope that those efforts will reward the patience of our shareholders with improved financial results and enable us to resume quarterly dividend payments in the near term.”

The Company's ability to pay dividends is subject to various factors including, among other things, sufficient earnings, available capital, board discretion and regulatory compliance (see "Market for the Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities," Part II, Item 5 of the Company's Annual Report on Form 10-K for the year ended December 31, 2006).  There can be no assurance when or if the Company will resume the payment of quarterly dividends at historical levels or at all.

Baylake Corp., the holding company for Baylake Bank, serves Northeast and Central Wisconsin from 28 community financial centers throughout Brown, Door, Green Lake, Kewaunee, Manitowoc, Outagamie, Waupaca and Waushara Counties.

FORWARD-LOOKING STATEMENTS

This release may contain statements that are "forward-looking" statements within the meaning of the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, such as statements other than historical facts contained or incorporated by reference herein. These forward-looking statements include statements with respect to our financial condition, results of operations, plans, objective, future performance and business, including statements that include the words “believes,” “expects,” "hopes," “anticipates” and similar expressions and references to estimates. Future filings by us with the Securities Exchange Commission, and future statements other than historical facts contained in written material, press releases and oral statements issued by us, or on our behalf, may also constitute forward-looking statements.

All forward-looking statements contained in this release or which may be contained in future statements made for or on our behalf are based upon information available at the time the statement is made and we assume no obligation to update any forward-looking statements.  Forward-looking statements are subject to significant risks and uncertainties, and our actual results may differ materially from the results or expectations discussed in such forward-looking statements. Factors that might cause actual results to differ from the results or expectations discussed above include, but are not limited to, the risk factors identified in this release and those set forth under "RISK FACTORS," Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2006.